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                                            Exhibits 5 and 23(a)


                          November 5, 2001

FirstEnergy Corp.
76 South Main Street
Akron, Ohio  44308

     Re: Registration Statement on Form S-8 of FirstEnergy Corp. Relating to the Issuance of Shares of Common Stock under the GPU Companies Employee Savings Plan for Nonbargaining Employees, the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3, the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 and UWUA Local 180 and the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777 (collectively, the "Plans")

Ladies and Gentlemen:

     I have acted as Vice President and General Counsel to FirstEnergy Corp., an Ohio corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering of up to 707,000 shares (the "Shares") of the Company's Common Stock, par value $0.10 per share, to be issued pursuant to the provisions of the Plans. I, or the attorneys under my supervision and control upon whom I have relied, have examined such records, documents, statutes and decisions as I or they have deemed relevant in rendering this opinion.

     Based on the foregoing, I am of the opinion that when:

          (a) the applicable provisions of the Securities Act and of State securities or "blue sky" laws shall have been complied with, and

          (b) the Company's Board of Directors shall have duly authorized the issuance of the Shares pursuant to the provisions of the Plans, and

          (c) the Shares have been duly issued and paid for in an amount not less than par value of $0.10 per share,

the Shares will be validly issued, fully paid and non-assessable.


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     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                             Very truly yours,

                             /s/ Leila L. Vespoli, Esq.

                             Leila L. Vespoli, Esq.




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